Exhibit 99.1

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Renee Walker
(248) 244-4586	(248) 244-5362
james_polehna@kellyservices.com	renee_walker@kellyservices.com

KELLY SERVICES REPORTS 3rd QUARTER 2007 RESULTS

TROY, MI (October 23, 2007) — Kelly Services, Inc., a global provider of staffing services, today announced results for the third quarter ended September 30, 2007.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the third quarter of 2007 totaled $1.425 billion, a 2.0% increase compared to the $1.397 billion for the corresponding quarter in 2006. On a constant currency basis revenue decreased 0.6%.

Earnings from operations for the third quarter of 2007 totaled $20.8 million, a 9.6% decrease compared to $23.0 million reported for the third quarter of 2006. Included in earnings from operations are $2.5 million of costs related to the restructuring of our Americas Commercial and UK operations.

Diluted earnings per share from continuing operations in the third quarter of 2007 were $0.40, a decrease of 11% as compared to third quarter 2006 earnings of $0.45 per share. Included in third quarter diluted earnings is the $0.05 per share cost of the Americas Commercial and UK restructuring.

Commenting on the results, Camden said, “Despite continued weakness in the U.S. staffing market, we’re pleased that we delivered solid profitable results. We also accomplished a number of key strategic objectives during the quarter as we continue to diversify geographically and move into higher margin fee based businesses.

“We recently announced an agreement to acquire access AG, a $15 million revenue recruiting process outsourcing firm with operations in Germany and Austria. The acquisition of access AG will position Kelly as a leader in one of the fastest growing recruitment markets in the world.

“Revenue in our Americas Commercial segment, which accounted for 48% of total sales, decreased 5.7% year over year in the third quarter. Operating earnings totaled $19.0 million, and decreased 26.4% compared to last year. Included in the segment operating earnings are $1.5 million of restructuring costs.

“Revenue in the Americas PTSA segment, which accounted for 19% of total sales, increased 1.6% year over year in the third quarter. Operating earnings totaled $14.5 million and decreased 3.1% on a year over year basis.

“Revenue in our International Commercial segment, which accounted for 29% of total sales, increased 13.8% year over year in the third quarter. On a constant currency basis revenue increased 5.8%. The segment operating earnings totaled $4.6 million, an increase of 43.5% compared to $3.2 million the prior year. Included in the segment operating earnings are $953 thousand of UK restructuring costs.

“Revenue in our International PTSA segment, which accounted for 4% of total sales, increased 40.4% year over year in the third quarter. On a constant currency basis revenue increased 30.3%. Operating earnings totaled $950 thousand, an increase of 230% compared to earnings of $288 thousand the prior year.

“Corporate expenses totaled $18.3 million, a decrease of 14.2% compared to the prior year.

Mr. Camden added, “We expect fourth quarter 2007 earnings to be in the range of $0.46 to $0.51 per share, as compared to $0.56 per share from continuing operations in the fourth quarter of 2006. Last year the fourth quarter benefited from an unusually low 11.3% effective tax rate. Not included in this guidance are planned restructuring costs in our Americas operations.

“We have completed our UK restructuring at a total cost of approximately $6.0 million, or $0.16 per share. In addition, we plan to complete our restructuring of our Americas operations in the fourth quarter. The full year charge will total approximately $2.1 million pre tax, or about $0.03 per share, including approximately $600 thousand pre tax, or about $0.01 per share, in the fourth quarter of 2007.

Mr. Camden concluded, “For the full year of 2007, we are currently forecasting that earnings will range between $1.61 and $1.66 per share, compared to $1.56 per share from continuing operations in 2006. The range excludes the gain on the sale of the Home Care business and the UK and Americas restructuring costs.”

In conjunction with its third quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on October 23, 2007 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1-800-288-8960
International	1-612-288-0337

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include: competition, changing market and economic conditions, currency fluctuations, changes in laws and regulations, including tax laws, and other factors discussed in this release and in the company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any projections contained herein.

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a world leader in human resources solutions headquartered in Troy, Michigan, offering temporary staffing services, outsourcing, vendor on-site and full-time placement. Kelly operates in 33 countries and territories. Kelly provides employment to more than 750,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, creative services, light industrial, education, and health care. Revenue in 2006 was $5.5 billion. Visit www.kellyservices.com.

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED SEPTEMBER 30, 2007 AND OCTOBER 1, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2007	2006	Change	% Change

Revenue from services	$1,425,298	$1,396,911	$28,387	2.0%

Cost of services	1,178,419	1,166,061	12,358	1.1

Gross profit	246,879	230,850	16,029	6.9

Selling, general and administrative expenses	226,099	207,870	18,229	8.8

Earnings from operations	20,780	22,980	(2,200)	(9.6)

Other income, net	587	348	239	68.7

Earnings from continuing operations before taxes	21,367	23,328	(1,961)	(8.4)

Income taxes	6,685	6,893	(208)	(3.0)

Earnings from continuing operations	14,682	16,435	(1,753)	(10.7)

Earnings from discontinued operations, net of tax	459	1,383	(924)	(66.8)

Net earnings	$15,141	$17,818	$(2,677)	(15.0	) %

Basic earnings per share
Earnings from continuing operations	$0.40	$0.46	$(0.06)	(13.0	) %
Earnings from discontinued operations	0.01	0.04	(0.03)	(75.0)

Net earnings	$0.41	$0.49	$(0.08)	(16.3	) %

Diluted earnings per share
Earnings from continuing operations	$0.40	$0.45	$(0.05)	(11.1	) %
Earnings from discontinued operations	0.01	0.04	(0.03)	(75.0)

Net earnings	$0.41	$0.49	$(0.08)	(16.3	) %

STATISTICS:

Gross profit rate	17.3%	16.5%	0.8%

Expenses as a % of revenue	15.9	14.9	1.0

% Return - Earnings from operations	1.5	1.6	(0.1)
Earnings from continuing operations before taxes	1.5	1.7	(0.2)
Earnings from continuing operations	1.0	1.2	(0.2)
Net earnings	1.1	1.3	(0.2)

Effective income tax rate	31.3%	29.5%	1.8%

Average number of shares outstanding (thousands):
Basic	36,500	35,997
Diluted	36,537	36,225

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 39 WEEKS ENDED SEPTEMBER 30, 2007 AND OCTOBER 1, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2007	2006	Change	% Change

Revenue from services	$4,191,830	$4,125,402	$66,428	1.6%

Cost of services	3,468,177	3,458,168	10,009	0.3

Gross profit	723,653	667,234	56,419	8.5

Selling, general and administrative expenses	670,114	611,494	58,620	9.6

Earnings from operations	53,539	55,740	(2,201)	(3.9)

Other income, net	2,190	853	1,337	156.7

Earnings from continuing operations before taxes	55,729	56,593	(864)	(1.5)

Income taxes	20,478	20,136	342	1.7

Earnings from continuing operations	35,251	36,457	(1,206)	(3.3)

Earnings from discontinued operations, net of tax	7,134	2,592	4,542	175.2

Net earnings	$42,385	$39,049	$3,336	8.5%

Basic earnings per share
Earnings from continuing operations	$0.96	$1.01	$(0.05)	(5.0	) %
Earnings from discontinued operations	0.20	0.07	0.13	185.7

Net earnings	$1.16	$1.09	$0.07	6.4%

Diluted earnings per share
Earnings from continuing operations	$0.96	$1.01	$(0.05)	(5.0	) %
Earnings from discontinued operations	0.19	0.07	0.12	171.4

Net earnings	$1.15	$1.08	$0.07	6.5%

STATISTICS:

Gross profit rate	17.3%	16.2%	1.1%

Expenses as a % of revenue	16.0	14.8	1.2

% Return - Earnings from operations	1.3	1.4	(0.1)
Earnings from continuing operations before taxes	1.3	1.4	(0.1)
Earnings from continuing operations	0.8	0.9	(0.1)
Net earnings	1.0	0.9	0.1

Effective income tax rate	36.7%	35.6%	1.1%

Average number of shares outstanding (thousands):
Basic	36,557	35,937
Diluted	36,843	36,226

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In thousands of dollars)

	Third Quarter
	2007	2006	Change	% Change

Revenue from Services:
Americas - Commercial	$682,534	$723,762	$(41,228)	(5.7	) %
Americas - PTSA	277,859	273,482	4,377	1.6

Total Americas	960,393	997,244	(36,851)	(3.7)

International - Commercial	412,292	362,187	50,105	13.8
International - PTSA	52,613	37,480	15,133	40.4

Total International	464,905	399,667	65,238	16.3

	$1,425,298	$1,396,911	$28,387	2.0%

Earnings from Operations (As Reported):
Americas - Commercial	$19,001	$25,808	$(6,807)	(26.4	) %
Americas - PTSA	14,532	15,003	(471)	(3.1)

Total Americas	33,533	40,811	(7,278)	(17.8)

International - Commercial	4,605	3,209	1,396	43.5
International - PTSA	950	288	662	229.9

Total International	5,555	3,497	2,058	58.9

Corporate Expense	(18,308)	(21,328)	3,020	14.2

	$20,780	$22,980	$(2,200)	(9.6	) %

Earnings from Operations (Excluding the Restructuring Charges):
Americas - Commercial	$20,512	$25,808	$(5,296)	(20.5	) %
Americas - PTSA	14,532	15,003	(471)	(3.1)

Total Americas	35,044	40,811	(5,767)	(14.1)

International - Commercial	5,558	3,209	2,349	73.2
International - PTSA	950	288	662	229.9

Total International	6,508	3,497	3,011	86.1

Corporate Expense	(18,308)	(21,328)	3,020	14.2

	$23,244	$22,980	$264	1.1%

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In thousands of dollars)

	September Year to Date
	2007	2006	Change	% Change

Revenue from Services:
Americas - Commercial	$2,063,559	$2,176,961	$(113,402)	(5.2	) %
Americas - PTSA	812,922	830,982	(18,060)	(2.2)

Total Americas	2,876,481	3,007,943	(131,462)	(4.4)

International - Commercial	1,168,924	1,013,698	155,226	15.3
International - PTSA	146,425	103,761	42,664	41.1

Total International	1,315,349	1,117,459	197,890	17.7

	$4,191,830	$4,125,402	$66,428	1.6%

Earnings from Operations (As Reported):
Americas - Commercial	$63,051	$73,321	$(10,270)	(14.0	) %
Americas - PTSA	41,745	43,005	(1,260)	(2.9)

Total Americas	104,796	116,326	(11,530)	(9.9)

International - Commercial	4,406	312	4,094	NM
International - PTSA	1,742	390	1,352	346.7

Total International	6,148	702	5,446	775.8

Corporate Expense	(57,405)	(61,288)	3,883	6.3

	$53,539	$55,740	$(2,201)	(3.9	) %

Earnings from Operations (Excluding the Restructuring Charges):
Americas - Commercial	$64,562	$73,321	$(8,759)	(11.9	) %
Americas - PTSA	41,745	43,005	(1,260)	(2.9)

Total Americas	106,307	116,326	(10,019)	(8.6)

International - Commercial	10,441	312	10,129	NM
International - PTSA	1,742	390	1,352	346.7

Total International	12,183	702	11,481	NM

Corporate Expense	(57,405)	(61,288)	3,883	6.3

	$61,085	$55,740	$5,345	9.6%

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSTANT CURRENCY

REVENUE FROM SERVICES TO REPORTED REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Third Quarter
	2007	2006	Change	% Change

Revenue from services - constant currency*:
Americas - Commercial	$678,265	$723,762	$(45,497)	(6.3	) %
Americas - PTSA	277,611	273,482	4,129	1.5

Total Americas - constant currency*	955,876	997,244	(41,368)	(4.1)

International - Commercial	383,372	362,187	21,185	5.8
International - PTSA	48,835	37,480	11,355	30.3

Total International - constant currency*	432,207	399,667	32,540	8.1

Total revenue from services - constant currency*	1,388,083	1,396,911	(8,828)	(0.6	) %
Foreign currency impact	37,215		37,215

Revenue from services	$1,425,298	$1,396,911	$28,387	2.0%

	September Year to Date
	2007	2006	Change	% Change

Revenue from services - constant currency*:
Americas - Commercial	$2,059,003	$2,176,961	$(117,958)	(5.4	) %
Americas - PTSA	812,639	830,982	(18,343)	(2.2)

Total Americas - constant currency*	2,871,642	3,007,943	(136,301)	(4.5)

International - Commercial	1,086,089	1,013,698	72,391	7.1
International - PTSA	135,821	103,761	32,060	30.9

Total International - constant currency*	1,221,910	1,117,459	104,451	9.3

Total revenue from services - constant currency*	4,093,552	4,125,402	(31,850)	(0.8	) %
Foreign currency impact	98,278		98,278

Revenue from services	$4,191,830	$4,125,402	$66,428	1.6%

*	Information on constant currencies is provided to allow investors to separate the impact of foreign currency translations on reported results. Constant currency results are calculated by translating the current year results at prior year average exchange rates.

KELLY SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF DISCONTINUED OPERATIONS

(UNAUDITED)

(In thousands of dollars)

	Third Quarter		September Year to Date
	2007	2006	2007	2006
Revenue from services	$-	$21,893	$14,777	$69,900

Operating income from discontinued operations	$746	$2,272	$1,573	$4,275
Less: Income taxes	287	889	605	1,683

Earnings from discontinued operations, net of tax	459	1,383	968	2,592

Gain on sale of discontinued operations	-	-	10,153	-
Less: Income taxes	-	-	3,987	-

Gain on sale of discontinued operations, net of tax	-	-	6,166	-

Discontinued operations, net of tax	$459	$1,383	$7,134	$2,592

Effective March 31, 2007, the Company sold Kelly Home Care (“KHC”), a wholly owned subsidiary. Effective December 31, 2006, the Company sold Kelly Staff Leasing (“KSL”), a wholly owned subsidiary. The operating results for KHC and KSL, as well as the gain on the sale of KHC, have been excluded from earnings from continuing operations. This schedule provides information on KHC's and KSL’s results from operations for the third quarter of 2007 and 2006 and September year to date 2007 and 2006 as well as the gain on the sale of KHC, all of which are included as discontinued operations on the face of the statements of earnings.

KELLY SERVICES, INC. AND SUBSIDIARIES

BALANCE SHEETS

(UNAUDITED)

(In thousands of dollars)

	September 30, 2007	December 31, 2006	October 1, 2006
Current Assets
Cash and equivalents	$102,982	$118,428	$77,493
Trade accounts receivable, less allowances of $18,357, $16,818 and $17,840, respectively	903,566	838,246	878,336
Prepaid expenses and other current assets	49,734	45,316	45,076
Deferred taxes	30,342	29,543	34,693

Total current assets	1,086,624	1,031,533	1,035,598

Property and Equipment, Net	175,106	170,288	162,791

Noncurrent Deferred Taxes	37,458	35,437	23,128

Goodwill, Net	122,917	96,504	94,592

Other Assets	147,570	135,662	113,599

Total Assets	$1,569,675	$1,469,424	$1,429,708

Current Liabilities
Short-term borrowings	$75,489	$68,928	$58,375
Accounts payable	161,843	132,819	125,213
Accrued payroll and related taxes	286,056	274,284	293,223
Accrued insurance	25,495	24,191	32,728
Income and other taxes	65,073	68,055	63,559

Total current liabilities	613,956	568,277	573,098

Noncurrent Liabilities
Accrued insurance	59,489	57,277	53,294
Accrued retirement benefits	81,249	71,990	63,641
Other long-term liabilities	17,865	13,323	15,238

Total noncurrent liabilities	158,603	142,590	132,173

Stockholders’ Equity
Common stock	40,116	40,116	40,116
Treasury stock	(84,323)	(78,841)	(86,665)
Paid-in capital	33,406	32,048	28,955
Earnings invested in the business	763,577	735,104	715,249
Accumulated other comprehensive income	44,340	30,130	26,782

Total stockholders’ equity	797,116	758,557	724,437

Total Liabilities and Stockholders’ Equity	$1,569,675	$1,469,424	$1,429,708

STATISTICS:
Working Capital	$472,668	$463,256	$462,500
Current Ratio	1.8	1.8	1.8
Debt-to-capital %	8.7%	8.3%	7.5%
Global Days Sales Outstanding
Quarter	58	54	57
Year-to-date	59	55	58

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE 39 WEEKS ENDED SEPTEMBER 30, 2007 AND OCTOBER 1, 2006

(UNAUDITED)

(In thousands of dollars)

	2007	2006

Cash flows from operating activities
Net earnings	$42,385	$39,049
Noncash adjustments:
Depreciation and amortization	31,051	30,949
Provision for bad debts	4,926	3,981
Stock-based compensation	2,683	3,913
Gain on sale of discontinued operations	(6,166)	-
Other, net	(422)	(99)
Changes in operating assets and liabilities	(24,808)	(18,679)

Net cash from operating activities	49,649	59,114

Cash flows from investing activities
Capital expenditures	(33,567)	(26,111)
Proceeds from sale of discontinued operations	12,500	-
Acquisition of companies, net of cash received	(25,255)	(4,531)
Other investing activities	(586)	(541)

Net cash from investing activities	(46,908)	(31,183)

Cash flows from financing activities
Net decrease in revolving line of credit	(3,469)	(5,369)
Proceeds from short-term debt	8,223	5,080
Dividend payments	(14,244)	(11,833)
Purchase of treasury stock	(12,500)	-
Stock options and other stock sales	5,760	1,683
Other financing activities	(5,767)	(4,504)

Net cash from financing activities	(21,997)	(14,943)

Effect of exchange rates on cash and equivalents	3,810	806

Net change in cash and equivalents	(15,446)	13,794
Cash and equivalents at beginning of period	118,428	63,699

Cash and equivalents at end of period	$102,982	$77,493

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Third Quarter
			% Change
	2007	2006	US$		Constant Currency

Americas
United States	$854,562	$890,940	(4.1	) %	(4.1	) %
Canada	67,541	69,619	(3.0)		(9.5)
Puerto Rico	19,171	18,338	4.5		4.5
Mexico	19,119	18,347	4.2		4.4

Total Americas	960,393	997,244	(3.7)		(4.1)

EMEA
United Kingdom	119,385	111,687	6.9		(0.9)
France	82,498	72,574	13.7		5.4
Switzerland	49,363	46,945	5.2		1.8
Italy	28,795	28,638	0.5		(6.9)
Norway	21,902	17,118	27.9		16.6
Russia	17,542	14,256	23.0		17.0
Germany	16,605	11,268	47.4		36.6
Other	38,071	30,927	23.1		13.8

Total EMEA	374,161	333,413	12.2		4.6

APAC
Australia	35,169	29,958	17.4		4.8
Singapore	16,354	12,702	28.8		23.6
Other	39,221	23,594	66.2		53.6

Total APAC	90,744	66,254	37.0		25.8

Total Kelly Services, Inc.	$1,425,298	$1,396,911	2.0%		(0.6	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	September Year to Date
			% Change
	2007	2006	US$		Constant Currency

Americas
United States	$2,573,282	$2,692,586	(4.4	) %	(4.4	) %
Canada	191,009	205,986	(7.3)		(9.7)
Puerto Rico	57,341	57,577	(0.4)		(0.4)
Mexico	54,849	51,794	5.9		6.3

Total Americas	2,876,481	3,007,943	(4.4)		(4.5)

EMEA
United Kingdom	355,790	331,239	7.4		(1.7)
France	227,924	201,991	12.8		4.5
Switzerland	130,752	114,595	14.1		10.6
Italy	92,781	87,757	5.7		(2.1)
Norway	56,523	40,832	38.4		29.5
Russia	48,876	37,574	30.1		23.1
Germany	45,502	29,386	54.8		43.4
Other	110,807	85,834	29.1		19.3

Total EMEA	1,068,955	929,208	15.0		6.9

APAC
Australia	96,107	87,344	10.0		0.0
Singapore	44,074	37,934	16.2		10.9
Other	106,213	62,973	68.7		57.9

Total APAC	246,394	188,251	30.9		21.6

Total Kelly Services, Inc.	$4,191,830	$4,125,402	1.6%		(0.8	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	Third Quarter
	2007		2006
	Amount	Per Share	Amount	Per Share

Earnings from continuing operations	$14,682	$0.40	$16,435	$0.45
Restructuring charges, net of taxes (Notes 1 & 2)	1,882	0.05	-	-

Earnings from continuing operations excluding restructuring charges, net of taxes	$16,564	$0.45	$16,435	$0.45

	Third Quarter
	2007		2006	% Change

Selling, general and administrative expenses	$226,099		$207,870
Restructuring charges (Notes 1 & 2)	(2,464)		-

Selling, general and administrative expenses excluding restructuring charges	$223,635		$207,870	7.6%

Earnings from operations	$20,780		$22,980
Restructuring charges (Notes 1 & 2)	2,464		-

Earnings from operations excluding restructuring charges	$23,244		$22,980	1.1%

Americas Commercial selling, general and administrative expenses	$88,440		$85,971
Americas restructuring charge (Note 1)	(1,511)		-

Americas Commercial selling, general and administrative expenses excluding the Americas restructuring charge	$86,929		$85,971	1.1%

Americas Commercial Earnings from operations	$19,001		$25,808
Americas restructuring charge (Note 1)	1,511		-

Americas Commercial earnings excluding the Americas restructuring charge	$20,512		$25,808	(20.5	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (continued)

(UNAUDITED)

(In thousands of dollars except per share data)

	Third Quarter
	2007	2006	% Change

Americas Earnings from operations	$33,533	$40,811
Americas restructuring charge (Note 1)	1,511	-

Americas earnings excluding the Americas restructuring charge	$35,044	$40,811	(14.1	) %

International Commercial selling, general and administrative expenses	$66,822	$58,598
UK restructuring charge (Note 2)	(953)	-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$65,869	$58,598	12.4%

International Commercial Earnings from operations	$4,605	$3,209
UK restructuring charge (Note 2)	953	-

International Commercial earnings excluding the UK restructuring charge	$5,558	$3,209	73.2%

International Earnings from operations	$5,555	$3,497
UK restructuring charge (Note 2)	953	-

International earnings excluding the UK restructuring charge	$6,508	$3,497	86.1%

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

	September Year to Date
	2007		2006
	Amount	Per Share	Amount	Per Share

Earnings from continuing operations	$35,251	$0.96	$36,457	$1.01
Restructuring charges, net of taxes (Notes 1 & 2)	6,964	0.19	-	-

Earnings from continuing operations excluding restructuring charges, net of taxes	$42,215	$1.15	$36,457	$1.01

	September Year to Date
	2007		2006	% Change

Selling, general and administrative expenses	$670,114		$611,494
Restructuring charges (Notes 1 & 2)	(7,546)		-

Selling, general and administrative expenses excluding restructuring charges	$662,568		$611,494	8.4%

Earnings from operations	$53,539		$55,740
Restructuring charges (Notes 1 & 2)	7,546		-

Earnings from operations excluding restructuring charges	$61,085		$55,740	9.6%

Americas Commercial selling, general and administrative expenses	$262,530		$257,036
Americas restructuring charge (Note 1)	(1,511)		-

Americas Commercial selling, general and administrative expenses excluding the Americas restructuring charge	$261,019		$257,036	1.5%

Americas Commercial Earnings from operations	$63,051		$73,321
Americas restructuring charge (Note 1)	1,511		-

Americas Commercial Earnings excluding the Americas restructuring charge	$64,562		$73,321	(11.9	) %

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (continued)

(UNAUDITED)

(In thousands of dollars except per share data)

	September Year to Date
	2007	2006	% Change

Americas Earnings from operations	$104,796	$116,326
Americas restructuring charge (Note 1)	1,511	-

Americas Earnings excluding the Americas restructuring charge	$106,307	$116,326	(8.6)%

International Commercial selling, general and administrative expenses	$199,111	$171,205
UK restructuring charge (Note 2)	(6,035)	-

International Commercial selling, general and administrative expenses excluding the UK restructuring charge	$193,076	$171,205	12.8%

International Commercial Earnings from operations	$4,406	$312
UK restructuring charge (Note 2)	6,035	-

International Commercial Earnings excluding the UK restructuring charge	$10,441	$312	NM

International Earnings from operations	$6,148	$702
UK restructuring charge (Note 2)	6,035	-

International Earnings excluding the UK restructuring charge	$12,183	$702	NM

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In thousands of dollars except per share data)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the restructuring charges is useful to understand the Company's fiscal 2007 financial performance and increases comparability with prior year results. Specifically, Management believes that excluding this item allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) The Americas restructuring charge is comprised of facility exit costs associated with the closure of 42 branch locations and the accelerated depreciation of the leasehold improvements and personal property at the impacted locations.

(2) The UK restructuring charge is comprised of facility exit costs associated with the closure of 22 branch locations and the accelerated depreciation of the leasehold improvements and personal property at the impacted locations.